Exhibit 10.2
MEMBERSHIP UNITS
PURCHASE AGREEMENT
(Park Plaza II, L.L.C.)
     THIS MEMBERSHIP UNITS PURCHASE AGREEMENT (“Agreement”) is made as of August 9, 2005, by and between PARK PLAZA PARTNERS, L.L.C., a Delaware limited liability company (“Seller”), and COLUMBIA EQUITY TRUST, INC., a Maryland corporation (“Purchaser”).
RECITALS:
     A. Park Plaza II, L.L.C., a Delaware limited liability company (“Owner”), has an interest in certain real property located in Montgomery County, Maryland, commonly known as “Park Plaza II” and legally described in the attached Exhibit A (Land”).
     B. Seller is the sole member of, and owner of one hundred percent (100%) of the limited liability company interest (“Membership Units”) in Owner.
     C. As of the date hereof, Owner owns the following (collectively, the “Subject Property”):
     (1) Ground Lease. The Lessee’s interest under that certain Ground Lease (Park Plaza II) dated as of August 10, 2000 by and between The Trustees Under The Will and of the Estate of James Campbell, Deceased, as Landlord (“Ground Lease Landlord”) and Owner, as Tenant, as amended by that certain First Amendment to Ground Lease dated as of May 1, 2001 by and between Ground Lease Landlord and Owner, and as described in that certain Memorandum of Lease dated August 10, 2000, recorded February 2, 2001 in Liber 18755 at Folio 214, as amended by that certain First Amendment to Memorandum of Lease dated May 1, 2001, recorded May 2, 2001 in Liber 19098 at Folio 109, Clerk’s Office Montgomery County, Maryland (the “Ground Lease”).
     (2) Improvements. (i) certain building structures, improvements and fixtures located on the Land (the “Improvements”), and (ii) certain rights, privileges, servitudes, easements and appurtenances thereunto belonging or appertaining (herein Owner’s interests under the Ground Lease and in the Improvements and all rights, privileges, servitudes, easements and appurtenances belonging or pertaining hereto will be referred to collectively as the “Real Property”).
     (3) Personal Property and Intangibles. Certain equipment and personal property, including without limitation, any maintenance equipment, tools, signs, supplies, appliances, security systems, decorations, furniture, furnishings, machinery and landscaping, used by Owner located at or installed on the Real Property and used solely in the operation of the Real Property, if any, and the right to use the name of the Subject Property and other business or trade names associated with the Subject Property (excluding any names containing the name “Opus”) to the extent the same are assignable (collectively, “Personal Property”).

     (4) Leases. The interest as lessor in and to the leases described on Exhibit B attached hereto and made a part hereof, together with all amendments or modifications thereto, if any (each a “Lease”, collectively, the “Leases”) and any guaranties or other security applicable thereto and all security deposits, advance rental or like payments, if any, held by Seller in connection with the Leases.
     (5) Permits. The interest as owner of the Real Property in and to licenses, permits, authorizations, certificates of occupancy and governmental approvals described on Exhibit C attached hereto and made a part hereof, to the extent the same are assignable and pertain to the Real Property (“Permits”).
     (6) Service Contracts. The interest as owner of the Real Property in and to the existing service and maintenance contracts together with any amendments or modifications thereto, if any, described on Exhibit D attached hereto and made a part hereof (“Service Contracts”) to the extent they are assignable. On or before the Contingency Date (as herein defined) Purchaser shall advise Seller, in writing, of any Service Contracts that Purchaser does not desire to be assigned to and assumed by Purchaser at Closing (as herein defined), and any such Service Contracts shall be terminated prior to Closing if such contracts are terminable at no cost to Seller and, provided that Seller has reasonably sufficient notice to allow for timely termination of such Service Contracts, provided, however that the Common Area Property Management Agreement listed on Exhibit D shall not be terminated. Failure by Purchaser to notify Seller prior to the Contingency Date shall constitute an election by Purchaser to have all of the Service Contracts assigned to and assumed by Purchaser.
     (7) Warranties. The interest in and to all unexpired warranties and guaranties given or assigned to or benefiting Owner, the Real Property or the Personal Property regarding the acquisition, construction, design, use, operation, management or maintenance of the Real Property or Personal Property that are described on Exhibit E attached hereto and made a part hereof (“Warranties”), to the extent the same are in Seller’s possession and assignable without cost to Seller; provided, however, it is understood that the Subject Property does not consist of Owner’s interest in any construction contract between Seller, or Owner and any Opus related entity.
     (8) Plans. A limited license, as hereinafter described, to review and use a copy of the final plans and specifications (excluding shop drawings) relating to the construction of the Improvements in Seller’s possession (“Plans”); provided, however, neither Purchaser nor its successors or assigns may use the Plans for any purpose other than the repair, maintenance or restoration of the Improvements without the prior written consent of Seller, and Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its affiliates from and against any unauthorized use of the Plans, which obligation shall survive Closing. Seller reserves the right to use the Plans for any purpose.
     D. Seller has agreed to transfer and assign the Membership Units to Purchaser and Purchaser has agreed to acquire the Membership Units from Seller (“Transfer”).
     E. This Agreement memorializes the agreement between Seller and Purchaser with respect to the Transfer (including the terms and conditions of the Transfer) and describes certain obligations of Seller and Purchaser that survive the termination of this Agreement or the closing of the Transfer and Seller’s delivery of an assignment of the Membership Units to Purchaser.

     In consideration of this Agreement, Seller and Purchaser agree as follows:
     1. Transfer. Seller agrees to sell, assign, transfer and convey to Purchaser and Purchaser hereby purchases from Seller all of Seller’s right, title and interest in and to the Membership Units, upon and subject to the conditions and limitations herein contained.
     2. Purchase Price. Purchaser shall pay to Seller, as consideration for the purchase of the Membership Units, the sum (“Purchase Price”) of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) as the same may be adjusted as provided below. The Purchase Price shall be payable as follows:
     (a) Balance of Purchase Price. The balance of the Purchase Price, plus or minus prorations and other adjustments, if any, shall be due in cash at Closing, provided that the Earnest Money (defined below) shall be applied to the cash balance. Purchaser shall pay such balance to Seller, by wire transfer of immediately available funds to be received by Seller at or before 2:00 p.m. Eastern Daylight Time on the Closing Date.
     (b) Initial Earnest Money Deposit. Within one (1) business day of the execution of this Agreement by both Seller and Purchaser, Purchaser shall deposit the sum of TWO HUNDRED THOUSAND and No/100 DOLLARS ($200,000.00) (the “Initial Earnest Money”) with the escrow department of Chicago Title Insurance Company (“Title Company”) pursuant to an escrow agreement in substantially the form of Exhibit F attached hereto and made a part hereof (the “Escrow Agreement”).
     (c) Additional Earnest Money Deposit. If this Agreement has not been terminated as set forth in Section 3 hereof on or before the Contingency Date, Purchaser shall deposit the additional sum of THREE HUNDRED THOUSAND and NO/100 DOLLARS ($300,000.00) (the “Additional Earnest Money”) with the escrow department of the Title Company within one (1) business after the Contingency Date. Upon such deposit, the Title Company shall issue its written acknowledgment of receipt as required under the Escrow Agreement. The Initial Earnest Money, Additional Earnest Money and Extension Payment (as defined herein), if any, and all interest earnings thereon are collectively referred to herein as the “Earnest Money.” The Title Company will immediately deposit the Earnest Money in accordance with the Escrow Agreement. The Earnest Money shall be paid to Seller at Closing as a credit against the Purchase Price.
     3. Conditions Precedent to Closing. Purchaser’s obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions (“Conditions Precedent”) on or before 5:00 p.m. Eastern Daylight Time, on the date which is thirty (30) days after the date of this Agreement (“Contingency Date”):
     (a) Title/Survey. Within twenty (20) days of the date hereof, Seller will furnish to Purchaser: (i) a current title commitment (“Commitment”) for the Real Property (with copies of all underlying title documents listed in the Commitment other than any financing documents) for an ALTA Extended Coverage Leasehold Policy of Title Insurance (Form B-1970) (the “Title Insurance Policy”) in the amount of the Purchase Price issued by the Title Company showing title in Owner and (ii) an updated ALTA as-built survey (“Survey”) for the Real Property. If the Survey discloses survey defects or if the Commitment shows exceptions unacceptable to Purchaser (collectively, the “Unpermitted Encumbrances”), then Purchaser shall notify Seller, in writing, within five (5) days after receipt of the Commitment, the underlying title documents and the Survey, specifying the Unpermitted Encumbrances, and, prior to the Contingency Date, Purchaser shall have received assurances satisfactory to Purchaser, in its reasonable discretion, that the Unpermitted Encumbrances will be removed or endorsed over on or before Closing. Notwithstanding anything herein to the contrary, Seller shall have no obligation to correct, cure or remove any Unpermitted Encumbrances.

     (b) Due Diligence Materials; Access. Seller shall, within three (3) business days following execution of this Agreement, deliver to Purchaser true and correct copies of all Leases, Permits, Service Contracts, Warranties, Plans and without duplication of any of the previous items and to the extent they are in possession of the Seller, Owner or the manager of the Subject Property, the items listed on the attached Exhibit K (collectively, the “Property Information”). Seller and Purchaser have or shall concurrently herewith, enter into a Confidentiality and Access Agreement relating to Purchaser’s and Seller’s rights and obligations relating to Purchaser’s review of Confidential Information (as defined therein) and access to the Subject Property.
     (c) If Purchaser is not satisfied, in its sole and absolute discretion, with the condition of the Subject Property or if Purchaser deems, in Purchaser’s sole and absolute discretion, the Subject Property unsuitable for Purchaser’s purposes or for any other reason whatsoever Purchaser elects not to proceed with the transaction contemplated by this Agreement, then Purchaser may terminate this Contract by giving written notice to Seller on or before the Contingency Date, in which case the Earnest Money will be returned to Purchaser and the parties will have no further obligations under this Agreement (except for the return of the Earnest Money and any obligations that specifically survive termination of this Agreement). If Purchaser fails to give any notice on or prior to the Contingency Date, then the Earnest Money shall become nonrefundable as of the Contingency Date and the Closing shall occur ten (10) days following the Contingency Date or such other date mutually agreeable to Purchaser and Seller (the “Closing Date”). Notwithstanding the foregoing, Purchaser shall have the right to extend the initial Scheduled Closing Date thirty (30) days by providing written notice to Seller on or prior to the initial Scheduled Closing Date and depositing an additional sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Extension Payment”) with the escrow department of the Title Company as of the initial Scheduled Closing Date and if, and as, extended, such thirtieth (30th) day shall become the Closing Date. If Purchaser gives notice as provided above, then this Agreement shall terminate, provided if Seller so requests, Purchaser shall execute any document reasonably required by Seller to evidence such termination. Upon such termination, neither party will have any further rights or obligations (other than the obligations of Purchaser set forth in Recital C(8) and Sections 13, 29 and 30 and the indemnity and other obligations of Seller set forth in Sections 13 and 30 which obligations shall survive any termination; such indemnity obligations shall be referred to herein as the “Surviving Indemnity Obligations”) regarding this Agreement or the Subject Property.
     4. Covenants by Seller. Seller covenants and agrees with Purchaser that from the date hereof until the Closing Date (as herein defined), Seller shall cause Owner to conduct its business involving the Subject Property as follows, and during such period will (except as specifically provided to the contrary herein):
     (a) Refrain from creating on the Subject Property any easements, encumbrances or liens affecting the Subject Property other than as may be required by any applicable governmental or quasi-governmental authority or by a provider of utility services, and refrain from removing any Personal Property, fixture or equipment; provided, however, nothing herein shall preclude Seller or the Property Manager from replacing any such items in the ordinary course of operating the Subject Property. Seller shall, upon Seller’s receipt, deliver to Purchaser a copy of any easement so required by any governmental or quasi-governmental authority or provider of utility services affecting the Subject Property which does not require the consent of Purchaser, and any such easement shall constitute a Permitted Encumbrance.

     (b) Refrain from entering into or amending the Service Contracts, Warranties or Permits (other than Leases which are governed by 4(d) below) regarding the Subject Property (other than contracts in the ordinary course of business which are cancelable by Owner without penalty within thirty (30) days after giving notice thereof) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, and which shall be deemed given if Purchaser does not object to Seller’s request for approval within five (5) business days.
     (c) Operate, maintain, repair and insure the Subject Property in a commercially reasonable manner consistent with the existing operation, maintenance, repair and insurance of the Subject Property and deliver the Subject Property as of the Closing substantially in the condition it is in of the date hereof, ordinary wear and tear, and damage by fire or other casualty excepted.
     (d) Except as expressly provided herein, from and after the date hereof (provided that this Agreement has not been terminated), Seller shall refrain from amending the existing Leases without Purchaser’s written approval, as provided below, provided that Purchaser shall have no ability to interfere with the administration by Seller of the existing Leases as required by the terms of such Leases. In addition, from and after the date hereof (provided that this Agreement has not been terminated), except as expressly provided herein, Seller shall not permit Owner to enter into any new leases with respect to the Real Property (each a “Proposed New Lease”), without Purchaser’s written approval, as provided in this Section 4(d). Seller shall furnish Purchaser with a true and correct copy of any Proposed New Lease into which Owner desires to enter and such financial information with respect to the proposed tenant as Seller has in its possession. Purchaser shall have three (3) business days from receipt of such amendment or Proposed New Lease to approve or disapprove the same, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser does not approve any such amendment or Proposed New Lease, Purchaser shall notify Seller, in writing, of such disapproval prior to expiration of the aforesaid three (3)-business day period, stating in such written notification under what conditions, if any, Purchaser’s approval would be forthcoming and Purchaser’s agreement to approve such amendment or Proposed New Lease if such conditions are satisfied. All costs of tenant improvements and leasing commissions with respect to any lease of the Real Property executed between the date of the Agreement and the Closing Date shall be paid by Seller.
     (e) Promptly provide Purchaser with copies of all written notices delivered or received under the Leases.
     (f) Promptly provide Purchaser a copy of any notice of litigation received by Seller that may materially and adversely affect the ownership or operation of the Subject Property.
     5. Representations by Seller. As used in this Agreement, the phrase “to Seller’s knowledge” or words of similar import shall mean the actual knowledge of Peg Bowden and Russ Golobich, without independent investigation or inquiry. Subject to the foregoing, Seller represents to Purchaser as follows:

     (a) Authority. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware; Seller has the requisite power and authority to enter into and perform this Agreement, the Closing Documents (as herein defined) to which it is a party; such documents have been duly authorized by all necessary action on the part of Seller and have been or will be duly executed and delivered; such execution, delivery and performance by Seller of such documents will not conflict with or result in a violation of Seller’s or Owner’s organizational documents, or any judgment, order, or decree of any court or arbiter to which Seller or Owner is a party; and such documents are valid and binding obligations of Seller, and are enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, creditor’s rights and other similar laws. Each individual executing this Agreement on behalf of Seller is duly authorized to do so.
     (b) FIRPTA. Neither Seller nor Owner is a “foreign person,” “foreign partnership,” “foreign trust” or “foreign estate” as those terms are defined in Section 1445 of the Internal Revenue Code.
     (c) Proceedings. To the knowledge of Seller, there is no action, litigation, investigation, condemnation or proceeding of any kind pending or, to the knowledge of Seller, threatened against Seller or Owner which would have a material and adverse affect on the ability of Seller to perform its obligations under this Agreement, or related to the Subject Property or the Leases other than as disclosed to Purchaser in writing.
     (d) Leases and Ground Lease.
(i)	Exhibit B is a true and complete list of the Leases and all other occupancy agreements relating to the Subject Property. Except as set forth in the Leases, there are no rights of first refusal, options to terminate without cause of Owner, options to renew, options to purchase, or any rent abatements given to tenant under the Leases (the “Tenant”) after the Tenant is in occupancy and paying rent.

(ii)	To the Seller’s knowledge, each Lease is in full force and effect according to the terms set forth therein, and there is no modification, amendment or alteration in writing or otherwise, except as set forth in Exhibit B.

(iii)	To Seller’s knowledge there are not, and neither Seller nor Owner has received written notice from any Tenant of any unperformed obligation of the Owner, as landlord under any of the Leases, including, without limitation, failure of the landlord to construct any required tenant improvements. To Seller’s knowledge neither Seller nor Owner has been advised in writing of any claims or disputes giving rise to any setoff by Tenant. To Seller’s knowledge, with respect to the Leases, all tenant improvement allowances have been paid and all tenant improvements have been completed.

(iv)	To Seller’s knowledge, neither Owner nor Tenant is in default under the Leases (beyond any applicable grace or cure period), and there are no rent delinquencies of more than thirty (30) days.

(v)	There are no brokers’ commissions, finders’ fees, or other charges payable or to become payable to any third party on behalf of Seller or Owner as a result of or in connection with the Leases, including, without limitation, any unexecuted options to expand or renew, except as set forth on Exhibit B-1 attached hereto and made a part hereof.

(vi)	To Seller’s knowledge, the Ground Lease is in full force and effect according to the terms set forth therein, there is no modification, amendment or alteration in writing or otherwise, except as set forth in Exhibit B, and neither Seller nor the landlord is in default under the Ground Lease (beyond any applicable grace or cure period).
     (e) Blocked Persons. Seller has not received written notice that either Seller or Owner is:
(i)	listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 Sept. 25, 2001 (the “ Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)	a person who has been determined by competent authority to be subject to the prohibitions contained in the Order;

(iii)	owned or controlled by, and does not act for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.
     (f) Bankruptcy. Neither Seller nor Owner is the subject of, and neither has received any written notice of or threat that either of them has or will become the subject of, any reorganization, liquidation, dissolution, receivership or other action or proceeding under the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq., or any other federal, state or local laws affecting the rights of debtors and/or creditors generally, whether voluntary or involuntary and including, without limitation, proceedings to set aside or avoid any transfer of any interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber of impose a lien thereon.
     (g) Service Contracts. Exhibit D attached hereto is a complete list of all current Service Contracts which list includes the names of the contracting parties, the dates of the Service Contracts and a listing of all amendments to such Service Contracts.
     (h) Condemnation. Seller has no knowledge of nor has it received any written notice of any pending or contemplated condemnation proceedings affecting all or any part of the Subject Property.
     (i) Accuracy of Documents. All documents and records to be delivered comprising the Property Information are true, correct and complete copies of the documents and records purported to be delivered thereunder.

     (j) Title to Membership Units. Seller is the record and beneficial owner of all of the Membership Units. The Membership Units constitute 100% of all of the outstanding Membership Units of Owner free and clear of all right, claim and interest of others.
     (k) Status of Owner. That certain Certificate of Formation of Owner filed January 24, 2001, with the Office of the Secretary of State of Delaware, and that certain Limited Liability Company Agreement of Owner dated as of April 12, 2000, delivered to Purchaser, are true and correct and have not been modified or amended, except as set forth in the Owner Disclosure Schedule attached as Exhibit H (“Owner Disclosure Schedule”). Except for said Certificate of Formation of Owner and said Limited Liability Company Agreement of Owner, there are no other agreements of any type or kind with respect to voting or control of Owner or with respect to issuance of additional membership interests in Owner.
     (l) Subsidiaries. Owner has no subsidiaries, and Owner has no investments or other interests in (including advances to) any other business, person or venture.
     (m) Financial Statements. Seller has furnished Purchaser with copies of the balance sheet of Owner as of June 30, 2005, and the related statement of earnings for the period ending on such date (hereinafter collectively referred to as the “Financial Statements”). The Financial Statements (a) are in accordance with the books and records of Owner, (b) present fairly (i) the assets, liabilities and financial condition of Owner as of such date, and (ii) the results of operations for the period covered thereby, and (c) have been prepared on a tax basis consistent with that of preceding years. Since the date of the Financial Statements, there has not been any material adverse change in the financial condition, business, properties or results of operations of Owner.
     (n) Actions by Owner Since the Date of the Financial Statements. Except as set forth in the Owner Disclosure Schedule, since the date of the Financial Statements, Owner has not:
(i)	incurred or agreed to incur any obligations or liabilities, except obligations or liabilities in the ordinary course of business, or under contracts, leases, documents and transactions listed in the attached Exhibits and Schedules, or in the Title Commitment or incurred or agreed to incur any debt;

(ii)	satisfied or discharged any lien, or paid any obligation or liabilities other than (A) liabilities included in the Financial Statements, (B) liabilities incurred in the ordinary course of business, and (C) obligations and liabilities under contracts, leases, transactions or documents listed in the attached Exhibits and Schedules or in the Title Commitment;

(iii)	mortgaged, pledged or subjected to lien or other encumbrance any of its property;

(iv)	sold or transferred any of its assets or canceled any debts owing to it or claims owed by it;

(v)	waived any rights of material value;

(vi)	experienced any material change in the financial condition, or in the operations or business of Owner, other than changes in the ordinary course of business; or

(vii)	suffered any damage or destruction, whether or not covered by insurance, materially and adversely affecting the properties or business of Owner.
     (o) Liabilities. Except as set forth on the Owner Disclosure Schedule, Owner has no debts, liabilities, or obligations of, or claims of any kind or character, whether accrued, absolute or contingent (“Liabilities”) other than (i) Liabilities reflected on the Financial Statements and (ii) Liabilities expressly contemplated by Section 5(n).
     (p) Compliance with Legal Requirements. To the knowledge of Seller, except as set forth on the Owner Disclosure Schedule, Owner is in material compliance with all applicable laws, ordinances, rules, regulations, orders and requirements of all governmental authorities relating to, or regulating, the activities of Owner.
     (q) Title to Property. To Seller’s Knowledge, Owner has good and marketable title to all of the Subject Property free and clear of any security interests, claims, liens (including tax liens for taxes that are past due and delinquent), or encumbrances whatsoever, except as set forth as exceptions in the Commitment. As of the date hereof, there are no unpaid bills incurred by the Seller or the Owner for work performed upon or materials delivered to the Real Property by or on behalf of the Seller or the Owner for the construction or improvement of the Real Property, except for those incurred and to be paid by Seller or Owner in the ordinary course of business. Owner does not own or have any interest in any real estate, except the Real Property.
     (r) Certain Property Obligations. As of the date hereof: (a) all payments, levies, dues, charges, assessments and other amounts (except for real estate taxes, special assessments and front foot benefit or private utility charges not yet due and payable) which are payable on or before the date hereof under the documents and instruments referred to in the Commitment, and any other unrecorded documents, agreements, and instruments affecting the Subject Property (“Title Documents”) which, to Seller’s knowledge, exist, are paid in full (except for financings of record and insurance premiums), and (b) to Seller’s Knowledge, there are no existing defaults or violations affecting the Subject Property or the obligations of the Owner under the Title Documents.
     (s) All Contracts. Seller has furnished to Purchaser copies of all contracts and agreements to which Owner is a party relating to the Subject Property that are currently in effect (except for financing documents and insurance policies); and all such contracts and agreements, except the Leases and the Service Contracts, are identified in the Commitment.
     (t) Litigation. The Owner Disclosure Schedule describes each action, suit, litigation, judicial proceeding or governmental investigation (collectively, the “Actions”) to which Owner has been a party at any time. There are no Actions pending, or to Seller’s Knowledge, threatened, against or relating to the business of Owner or involving any of its property which, if adversely determined, could reasonably (in Seller’s opinion) be expected to have a material adverse effect on Owner. Except as described in the Owner Disclosure Schedule, Owner does not currently have pending, and is not considering, any litigation or the pursuit of any rights or remedies that may be available against any third parties relating to the business of the Owner or involving any of its property.

     (u) Tax Matters. Except as set forth on the Owner Disclosure Schedule:
(i)	Owner has always been treated as an entity that is disregarded for federal income tax purposes.

(ii)	Owner and Seller have filed all Tax Returns required to be filed by either of them involving Owner prior to the date hereof. To Owner’s and Seller’s respective knowledge, all such filed Tax Returns were correct and complete in all material respects and all Taxes owed by or on behalf of Owner (whether or not shown on any Tax Return) have been paid. To Owners’ and Seller’s respective knowledge, Owner has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and Owner or Seller, as appropriate, has withheld and paid over to the proper governmental entities, within the time period prescribed by law, all material amounts required to be so withheld and paid over under applicable laws and regulations. Seller (Owner’s sole member) is not the beneficiary of any extension of time within which to file a Tax Return involving Owner. Since the date of such Financial Statements, Owner has not incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Owner;

(iii)	Owner is not the subject of any audit, examination, or other proceeding in respect of Taxes, and to the knowledge of Seller, no audit, examination or other proceeding in respect of Taxes involving Owner is being considered by any Tax authority. No deficiencies for any Taxes have been proposed, asserted or assessed against Owner. Neither Owner nor Seller has given any currently effective waiver of any statute of limitations in respect of Taxes involving Owner or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency involving Owner. There are no liens (other than for Taxes not yet due and payable) on any of the assets of Owner that arose in connection with any failure (or alleged failure) to pay any Tax;

(iv)	To the knowledge of Seller, there are no facts or circumstances that could give rise to a reasonable expectation that any governmental authority will assess any additional Taxes for any period for which Owner or Seller has filed or should have filed Tax Returns involving Owner. There is no dispute or claim concerning any Tax liability involving Owner either (A) claimed or raised by any governmental authority in writing or (B) to the knowledge of Seller, based upon personal contact with any agent of such authority, which remains unsettled as of the date hereof;

(v)	Owner is not liable for any Taxes attributable to any other Person, whether by reason of being a member of an affiliated group, being a party to a tax sharing agreement, as a transferee or successor, or otherwise;

(vi)	No powers of attorney or other authorizations are in effect that grant to any Person the authority to represent Owner or Seller in connection with any Tax matter or proceeding involving Owner;

(vii)	Owner has delivered to Purchaser correct and complete copies of any Tax Returns and reports Owner filed for all periods not barred by the applicable statute of limitations. With respect to periods not barred by the applicable statute of limitations, the Owner Disclosure Schedule (i) describes all material Tax elections, consents and agreements made by or affecting Owner or any Person to whose liabilities Owner has succeeded that will be in effect after the Closing Date, (ii) lists all material types of Taxes paid and Tax Returns filed by or on behalf of Owner or any such Person, (iii) expressly indicates each Tax with respect to which Owner or any such Person is or has been included in a consolidated, unitary or combined Tax Return, and (iv) describes the status of all examinations, administrative or judicial proceedings, and litigation with respect to any Taxes of Owner or for which it may be liable;

(viii)	Owner has delivered to Purchaser any depreciation, amortization, or tax basis information necessary for the preparation of Purchaser’s tax returns.
     (v) Prior Activities of Owner. Owner has not, directly or indirectly, engaged in any business or activity other than owning the Property and those businesses and activities incidental thereto.
     (w) Binding Effect: Approvals and Consents. Seller’s execution and delivery of this Agreement and performance of the transactions contemplated hereby will not result in a breach or violation by Owner or Seller of, or constitute a default by Owner or Seller under, any agreement or instrument to which Owner or Seller is a party or by which any of its properties are bound, or the Certificate of Formation of Owner, or any statute, judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority.
     (x) Insurance. Owner currently maintains insurance of the types, in the amounts and insuring against the risks as set forth in the Owner Disclosure Schedule. Seller and Purchaser acknowledge and agree that all policies of insurance currently held by Owner will be cancelled or Owner will be removed as an insured or beneficiary thereunder at Closing as provided in Section 9(k) hereof.
     (y) Employee Benefit Plans and Pension Matters. Owner has no pension, profit sharing, retirement, life insurance, medical, disability, dental or health plans, death benefit plans, deferred compensation plans, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans of any type whatsoever, including, without limitation, any pension plan or welfare plan as defined in Section 3(2) and Section 3(1), respectively, of the Employee Retirement Income Security Act of 1974.
     (z) Employees. Owner has no employees.

For purposes of this Section 5, the following capitalized terms shall have the following meanings:
     “Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, real estate taxes, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever involving Owner, including any interest, penalty or addition thereto, whether disputed or not.
     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
6. Representations by Purchaser and Other Matters.
     (a) Representations by Purchaser. Purchaser represents to Seller as follows:
(i)	that Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the District of Columbia, that Purchaser has the requisite power and authority to enter into this Agreement, and the Closing Documents (as herein defined) that it is party to; such documents have been duly authorized by all necessary action on the part of Purchaser and have been or will be duly executed and delivered; that the execution, delivery and performance by Purchaser of such documents will not conflict with or result in violation of Purchaser’s organizational documents or any judgment, order or decree of any court or arbiter to which Purchaser is a party; such documents are valid and binding obligations of Purchaser, and are enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, creditor’s rights and other similar laws.

(ii)	Purchaser has not received written notice that Purchaser is:
(A)	listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any Lists;

(B)	a person who has been determined by competent authority to be subject to the prohibitions contained in the Order;

(C)	owned or controlled by, and does not act for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order.
(iii)	Purchaser shall not transfer or permit the transfer of any interest in Purchaser to any person or entity who is listed on the Lists.

(iv)	Purchaser is able to bear the economic risk of the investment in the Membership Units;

(v)	Purchaser has knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of the prospective investment in the Membership Units and that it is able to bear such risks.

(vi)	Purchaser understands an investment in the Membership Units is highly speculative but believes that the investment is suitable for Purchaser based upon its investment objectives and financial needs, and has adequate means for providing for its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Membership Units;

(vii)	Purchaser is acquiring the Membership Units for its own account only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act of 1933, as amended (the “Act”), or any rule or regulation thereunder.

(viii)	Purchaser acknowledges and understands that the Membership Units have not been registered under the Act or under any state securities laws and will be subject to transfer restrictions under the Act and applicable state securities law. The Membership Units constitute “restricted securities,” as such term is defined in Rule 144 of the Act, and accordingly, the Membership Units must be held indefinitely, until subsequently registered under the Act, an exception from registration is available or the Membership Units are resold in conformance with Rule 144. Purchaser agrees that one or more restrictive legends may be placed on the certificate(s), if any, representing the Membership Units that reflect such resale limitations.

(ix)	Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.
     (b) Other Matters. The representations of Seller and Purchaser contained in this Agreement shall survive Closing; provided, however, (i) any cause of action of Purchaser against Seller by reason of a breach or default of any of the representations in Section 5 set forth herein or in any certificates executed by Seller pursuant to Section 8(a) below or in any Closing Documents or Purchaser’s and Seller’s Closing Documents that Seller is a party to shall automatically expire as of the date which is twelve (12) months after the Closing (the “Warranty Expiration Date”), except that the same shall not expire as to any such breach or default as to which Purchaser has given written notice to Seller of a claim for any such breach or default prior to the Warranty Expiration Date, (ii) Seller’s total liability for any breach or breaches of its representations in Sections 5(a)-(i), (q)-(t), (v) and (w) set forth herein shall in no event exceed $1,100,000.00 in the aggregate, which liability limit shall survive Closing, and (iii) Seller shall not have any liability whatsoever to Purchaser with respect to any breach or breaches by Seller of any of its representations in Section 5 set forth herein, if, prior to Closing, Purchaser obtains knowledge by virtue of a written document or report received on or prior to the Closing Date of a fact or circumstance, the existence of which would constitute a breach of Seller’s representations in Section 5 set forth herein.

Among other things, for purposes hereof, Purchaser shall be deemed to have knowledge of any fact or circumstance set forth in any environmental assessments, engineering reports, Estoppel Certificate (as defined in Section 7(b)(v) hereof) or other written materials reviewed or received by Purchaser on or prior to the Closing Date. Seller’s representations in Section 5 set forth herein shall be deemed automatically modified to the extent that any information contained in any environmental assessments or engineering reports or other written materials reviewed or received by Purchaser prior to the Closing Date is inconsistent with the matters which are the subject of such representations in Section 5. Notwithstanding the foregoing, Seller shall not have any liability with respect to any breach to the extent the loss sustained by Purchaser as a result thereof does not exceed $25,000.00 in the aggregate, provided, further if any such loss exceeds $25,000.00, Seller shall be liable for the total amount of such loss subject to the maximum liability provisions herein contained.
7. Closing.
     (a) Closing Date. The closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall occur on or prior to the Closing Date, subject to delays occasioned by operation of Section 8(b), at the office of the Title Company or at such other time and place as the parties may mutually agree.
     (b) Purchaser’s Closing Conditions Precedent. Purchaser’s obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions (“Purchaser’s Closing Conditions Precedent”); provided, however that Purchaser shall have the unilateral right to waive any Purchaser’s Closing Conditions Precedent, in whole or in part, by written notice to Seller:
(i)	The representations in Section 5 of Seller hereof shall be, in all material respects, true and complete as of the Closing.

(ii)	Seller shall have performed all of the obligations required to be performed by Seller under this Agreement, as and when required by this Agreement, in all material respects.

(iii)	There shall not have been instituted and be pending any action or proceeding before any court, governmental agency or other regulatory or administrative agency or commission challenging the purchase and sale of the Membership Units or the transactions related thereto that seeks to restrain, prevent or change the transactions contemplated hereby or questions the validity of such transactions.

(iv)	Neither the Purchaser nor the Seller shall have terminated this Agreement as provided herein.

(v)	Purchaser shall have received an estoppel certificate at least five (5) days prior to the Closing Date, substantially in the form attached to the Leases or, if no such form is attached, in the form of Exhibit I attached hereto and made a part hereof, with such additional information or modifications reasonably approved by Purchaser, from (i) Tenants under Leases (the “Estoppel Certificates”), provided Seller may substitute a certificate or certificates of Seller as provided below and (ii) an estoppel certificate in the form of Exhibit I-1 attached hereto and made a part hereof, with such additional information or modifications reasonably approved by Purchaser, from Ground Lease Landlord (the “Ground Lease Estoppel”).

Seller and Purchaser agree that Seller shall not be in default under this Agreement if Seller is unable to obtain an Estoppel Certificate from one or more of the Tenants or the Ground Lease landlord and that no costs, expenses or other damages shall be due to Purchaser in such event provided, however, that if Seller is unable to deliver Exhibit B to the Ground Lease Estoppel in substantially the form attached to Exhibit I-1 and the condition is not waived by Purchaser and Seller, Seller shall reimburse Purchaser for Purchaser’s reasonable out of pocket costs up to a maximum amount of $50,000.00. Seller shall, and shall cause Owner to, use reasonable efforts to obtain such Estoppel Certificates from each Tenant and the Ground Lease landlord; provided, however, neither Seller nor Owner shall be required to expend significant monies or make significant concessions or institute litigation in order to obtain such Estoppel Certificates. If Seller has received Estoppel Certificates from Tenants under Leases constituting at least ninety percent (90%) of the rentable square feet of the Subject Property, Seller shall deliver a certificate or certificates of Seller related to the remaining ten percent (10%) of Leases containing information which was intended to be included in each such Estoppel Certificate(s) (modified to reflect Seller’s knowledge as to such matters which would be known to a certainty only by the Tenant), which Seller’s certificate(s) shall be accepted by Purchaser in lieu of such Tenant Estoppel Certificate(s). Seller may substitute for a certificate delivered by Seller a Tenant Estoppel Certificate later received from a Tenant for which such Seller’s certificate was given, and Seller shall be relieved from all liability on the Seller’s Certificate for which the Tenant’s Estoppel Certificate was substituted.
     (c) Seller’s Conditions Precedent. Seller’s obligation to consummate the transaction contemplated by this Agreement shall be subject to satisfaction or waiver of each of the following conditions (“Seller’s Closing Conditions Precedent”), but Seller shall have the unilateral right to waive, in whole or in part, any Seller’s Closing Conditions Precedent by written notice to Purchaser:
(i)	The representations in Section 6 of Purchaser hereof shall be, in all material respects, true and complete.

(ii)	Purchaser shall have performed all of the obligations required to be performed by Purchaser under this Agreement, as and when required by this Agreement, in all material respects.

(iii)	Seller shall have received at least five (5) days prior to the Closing Date, an estoppel certificate in the form of Exhibit I-1 attached hereto and made a part hereof, with such additional information or modifications reasonably approved by Seller, from Ground Lease Landlord.

(iv)	Opus East shall have been released from the terms of that certain Guaranty of Lease dated as of August 10, 2000 by Opus East in favor of the Ground Lease Landlord as amended by that certain First Amendment to Guaranty dated as of May 1, 2001 by Opus East in favor of the Ground Lease Landlord and Opus East shall have no further obligation thereunder.

In the event Purchaser’s Closing Conditions Precedent or Seller’s Closing Conditions Precedent, as the case may be, have not been satisfied or waived as of the scheduled Closing Date as the same may be extended as permitted above, and provided the failure to satisfy or waive any such condition is not attributable to a breach or default of this Agreement by Seller or Purchaser, as the case may be (in which event the provisions of Section 10 shall apply), this Agreement shall terminate (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination) and the Earnest Money shall promptly be returned to Purchaser; provided, however, upon such termination Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination. Upon such termination, neither party will have any further rights or obligations (other than the Surviving Indemnity Obligations which shall survive any such termination) regarding this Agreement or the Subject Property.
8. Closing Deliveries.
     (a) Seller’s Closing Documents. On the Closing Date Seller shall execute and/or deliver to Purchaser or cause to be executed and/or delivered the following (collectively, “Seller’s Closing Documents”):
(i)	Termination of Management Agreement. Evidence that any management agreement for the Subject Property has been terminated.

(ii)	Certificate Regarding Representations in Section 5. A certificate stating that the representations in Section 5 made by Seller under this Agreement are true and complete in all material respects as of the Closing Date, or indicating any material and adverse change in any such representations.

(iii)	FIRPTA Affidavit. A non-foreign affidavit properly containing such information as is required by Section 1445(b)(2) of the Internal Revenue Code and its regulations promulgated thereunder.

(iv)	Miscellaneous. Other documents reasonably required to consummate the transaction this Agreement contemplates.
     (b) Title Insurance Policy. At Closing, Seller shall cause the Title Company, to deliver to Purchaser the Title Insurance Policy, marked-up title commitments or proforma owner’s policies in accordance with the Commitment. If the Title Insurance Policy which the Title Company is prepared to issue shows any Unpermitted Encumbrances, Seller covenants and agrees, within thirty (30) days after the scheduled Closing Date (such 30-day period being sometimes hereinafter referred to as the “Cure Period”), to use reasonable efforts to remove such Unpermitted Encumbrances or to cause the Title Company to issue its endorsement over any such Unpermitted Encumbrances, which endorsement shall be in form and substance acceptable to Purchaser in its sole discretion and the Closing shall be delayed in accordance with this Section 8(b) while Seller undertakes such efforts. If, after using reasonable efforts, as aforesaid, Seller cannot cause such Unpermitted Encumbrances to be removed or if Seller cannot cause the Title Company to issue its endorsement over any such Unpermitted Encumbrances on or before the expiration of the Cure Period, Purchaser shall, within five (5) business days following expiration of the Cure Period, elect to either (i) terminate this Agreement (other than Surviving Indemnity Obligations, which obligations shall survive any such termination) and the Earnest Money shall be returned to Purchaser, provided if Seller so requests, Purchaser shall execute any document reasonably requested by Seller to evidence such termination, and neither party will have any further obligations (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination) or (ii) accept the transfer of the Membership Units (without any reduction in the Purchase Price), provided that Seller shall remove any mortgage or similar financing lien against Owner. Failure of Purchaser to notify Seller within the time limits prescribed herein shall constitute an election under clause (ii) above.
     (c) Purchaser’s Closing Documents. On the Closing Date, Purchaser will execute and/or deliver or cause to be executed and/or delivered to Seller the following (collectively, “Purchaser’s Closing Documents”):
(i)	Purchase Price. The Purchase Price, plus or minus prorations or other adjustments, if any, by wire transfer of immediately available funds, to be received in Title Company’s trust account on or before 12:00 p.m. — Eastern Daylight Time on the Closing Date.

(ii)	Certificate Regarding Representations in Section 6. A certificate executed by Purchaser certifying that representations in Section 6 made by Purchaser under this Agreement are true and complete in all material respects as of the Closing Date.

(iii)	Miscellaneous. Other documents reasonably required to consummate the transaction this Agreement contemplates.
     (d) Purchaser’s and Seller’s Closing Documents. On the Closing Date, Seller and Purchaser shall jointly execute and deliver or cause to be executed and delivered the following (together with the Purchaser’s Closing Documents and the Seller’s Closing Documents, the “Closing Documents”:
(i)	Closing Statement. A Closing Statement in form and substance reasonably acceptable to both Seller and Purchaser and consistent with the terms of this Agreement, showing the Purchase Price and all prorations, adjustments, credits and debits this Agreement describes.

(ii)	Assignment and Assumption of Membership Interests. An Assignment and Assumption of Membership Interests pursuant to which Seller assigns to Purchaser and Purchaser assumes all of the Membership Units of Owner.

(iii)	Notices to Tenants. Written notices to the Tenants directing them to make future lease payments and to send all notices or other communications to Purchaser at the place designated by Purchaser in the form of Exhibit L attached hereto.

(iv)	Tax Declarations and Affidavits. Transfer tax declarations or affidavits to the extent required by law with respect to the Subject Property.

(v)	Notice of Taxing Authority. Notice to taxing authority advising of change of address for the Statements.

(vi)	Resignation and Appointment of New Directors and Officers. A resignation of Owner’s current directors and officers and appointment of new directors and officers of Owner by Purchaser.

(vii)	Miscellaneous. Such other documents, instruments and affidavits as shall be reasonably necessary to consummate the transaction contemplated hereby.
     (e) Post-Closing Deliveries. Within a reasonable time following the Closing, Seller shall deliver, or cause to be delivered, the following items to Purchaser:
(i)	Original Documents. Original copies of the Leases, the Permits, the Warranties, the Service Contracts to the extent not previously delivered to Purchaser, (to the extent assumed by Purchaser) and the Plans to the extent in Seller’s possession.

(ii)	Keys and Manuals. Seller shall deliver to Purchaser all of the keys in Seller’s possession to any door or lock at the Subject Property, in the possession or control of the Seller.

(iii)	Tenant Files. The current tenant files, including notices, financial information, and other information to the extent such items are in the possession of Seller and subject to any confidentiality restrictions imposed upon Seller by the applicable tenant.
     9. Adjustment and Prorations. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Subject Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. The amount of such prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available. Seller and Purchaser agree to cooperate and use their good faith and diligent efforts to make such adjustments within a reasonable time after the calendar year end following Closing. Except as specifically provided otherwise herein, items of income and expense for the period prior to the Closing Date will be for the account of Seller and items of income and expense for the period on and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. Bills received after Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid by Purchaser if such bills are for Operating Expense Pass-Throughs (as hereinafter defined). The obligations of the parties pursuant to this Section 9 shall survive the Closing and shall not merge into any documents of conveyance delivered at Closing.
     (a) Real Estate Taxes and Special Assessments. Real estate taxes and assessments imposed by governmental authority (and any assessments imposed by private covenant) due and payable in the year of Closing shall be prorated as of the Closing Date based upon the most recent tax bills or assessment. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing. Special assessments shall be prorated according to the due dates of installments, with Seller being responsible for installments that become due and payable before the Closing Date, and Purchaser being responsible for installments that become due and payable on or after the Closing Date. If, for the fiscal tax year in which the Closing is held, or any prior year, there are any tax protests filed, or abatement application proceedings pending at any time prior to the Closing with reference to the Property, Seller shall have the right to settle such protests or proceedings as long as such settlement does not include any agreement as to the valuation of the Property for real estate tax purposes for the period after the Closing.

Otherwise, Seller shall not settle the same without Purchaser’s prior written consent. All amounts recovered as a result thereof, whether by settlement or otherwise, shall, net of attorneys’ fees and other expenses, be apportioned as of the Closing for the fiscal tax year in which the Closing is held, and paid, when received, to the parties entitled thereto; provided, however, that to the extent any such amounts are payable to Tenant pursuant to the terms of the Leases, such amounts shall be promptly paid over to such Tenant. The parties agree to execute any papers or take such steps, either before or after any Closing, as may be necessary to carry out the intention of the foregoing.
     (b) Title Insurance. Purchaser shall pay all title examination fees of Title Company, the premium for the cost of the Title Insurance Policy with endorsements and all costs of any lender’s title insurance policy, if applicable.
     (c) Survey Costs. Purchaser shall pay all costs of the Survey.
     (d) Closing Fee. Seller and Purchaser will each pay one-half of any reasonable and customary closing fee charged by the Title Company.
     (e) Transfer Tax. Any transfer taxes including, without limitation, state and county transfer or recordation taxes, if any, shall be split equally between Seller and Purchaser. Purchaser shall pay for any mortgage registration or recording taxes in connection with any loan documentation or mortgages recorded by Purchaser and/or Purchaser’s lender, if any.
     (f) Collected Rents. All collected net rent (excluding Operating Expense Pass-Throughs) and other collected income under the Leases shall be prorated as of the Closing. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. Purchaser shall apply rent and other income from Tenant that are collected by Purchaser after the Closing unless the Tenant properly identifies the payment as being for a specific item, in the following order: (i) first, to Purchaser’s reasonable costs of collection incurred with respect to such Tenant, (ii) second, to Purchaser in payment of the current rent due under such Lease, (iii) third, to Purchaser in payment of delinquent rent due under such Leases for the period from and after the Closing, and (iv) fourth, to Seller in payment of rent coming due and payable prior to the Closing. Any prepaid rents for the period on or following the Closing Date shall be paid over by Seller to Purchaser. Purchaser will make commercially reasonable efforts, without suit, to collect any rents relating to the period before Closing. Seller shall have the right to sue delinquent Tenants for delinquent rent so long as Seller does not cause a termination of any Leases.
     (g) Operating Expense Pass-Throughs. Seller, as landlord under the Leases, is currently collecting from Tenants under the Leases additional rent over an expense stop to cover taxes, insurance, utilities, common area maintenance and other operating costs and expenses (collectively, “Operating Expense Pass-Throughs”) in connection with the ownership, operation, maintenance and management of the Subject Property. Seller and Purchaser shall each receive a debit or credit, as the case may be, for the difference between the Tenants’ collected account balance for Operating Expense Pass-Throughs and the amount of Operating Expense Pass-Throughs due to or from Tenants as of the Closing Date. Operating Expense Pass-Throughs for Seller’s period of ownership shall be reasonably estimated by the parties if final bills are not available. If Seller was overpaid by any Tenant for the period with respect to any such charges prior to Closing, Seller shall remit to Purchaser such estimated overpayment at Closing. If Seller was underpaid by any Tenant for the period with respect to any such charges prior to Closing, Seller shall receive a credit at Closing for the amount of such estimated underpayment.

Any item in this Section 9(g) that is paid directly by any Tenant pursuant to its Leases shall not be prorated between the parties, and Purchaser shall look to said Tenant to pay such items. Seller and Purchaser agree to cooperate and use their good faith and diligent efforts to do a true-up and make any necessary adjustments to the proration of the Operating Expense Pass-Throughs within ninety (90) days after the calendar year end following Closing.
     (h) Security Deposits. Purchaser shall receive a credit against the Purchase Price in an amount equal to the sum of all unapplied cash security deposits in Seller’s possession plus, if accrued interest on such security deposits must be reimbursed to any Tenant that paid a security deposit, all interest accrued on such security deposits.
     (i) Recording Costs. Seller and Purchaser shall each pay one-half of the cost of any recording costs, except Purchaser shall pay any and all recording costs in connection with any loan documentation or mortgages recorded by Purchaser and/or Purchaser’s lender, if any.
     (j) Leasing Commissions for Renewals, Expansions and Options. Purchaser shall be responsible to pay any leasing commissions due with respect to the renewal, expansion or exercise of options on any Leases, as set forth on Exhibit B-1.
     (k) Insurance. Purchaser hereby acknowledges and agrees that all such insurance maintained on behalf of or with respect to the Owner and the Subject Property will be terminated as of the Closing Date.
     (l) Bank Accounts. Seller shall, or shall cause Owner to, close all bank accounts, lock boxes, other depositories and safe deposit boxes relating to the Subject Property and all property contained therein, to the extent it relates to the Subject Property shall be delivered or transferred to the bank accounts, lock boxes, other depositories and safe deposit boxes designated by Purchaser. Purchaser shall, or shall cause Owner to, establish new bank accounts, lock boxes, other depositories and safe deposit boxes, to the extent it deems necessary to operate the business of the Owner and the Subject Property from and after the Closing Date.
     (m) Other Costs. All other costs shall be allocated in accordance with the customs prevailing in similar transactions in the respective metropolitan areas where the Subject Property is located.
Except as otherwise expressly provided in this Agreement, all prorations provided for herein shall be final.
     10. Default/Remedies. IN THE EVENT OF A BREACH OR DEFAULT BY SELLER IN CLOSING THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, PURCHASER, AS ITS SOLE AND EXCLUSIVE REMEDY, SHALL HAVE THE RIGHT EITHER (I) TO TERMINATE THIS AGREEMENT AND RECEIVE A RETURN OF THE EARNEST MONEY AND SELLER SHALL REIMBURSE PURCHASER FOR PURCHASER’S REASONABLE OUT OF POCKET COSTS UP TO A MAXIMUM AMOUNT OF $37,500.00 ASSOCIATED WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT AND ITS EXAMINATION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE FEES AND DISBURSEMENTS OF ITS COUNSEL, ADVISERS, AND AGENTS, OR (II) TO ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT, PROVIDED THAT ANY ACTION FOR SPECIFIC PERFORMANCE BE COMMENCED WITHIN NINETY (90) DAYS OF THE SCHEDULED CLOSING DATE (OR SUCH LONGER PERIOD AS MAY BE REQUIRED BY LAW), AS THE SAME MAY HAVE BEEN EXTENDED PURSUANT TO THE PROVISIONS HEREOF.

EXCEPT FOR THE SURVIVING INDEMNITY OBLIGATIONS, WHICH SHALL SURVIVE TERMINATION OF THE AGREEMENT, IN THE EVENT OF A BREACH OR DEFAULT BY PURCHASER IN CLOSING THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND RECEIVE THE EARNEST MONEY AS LIQUIDATED DAMAGES, IT BEING AGREED BY SELLER AND PURCHASER THAT THE DAMAGES TO SELLER IN CASE OF DEFAULT BY PURCHASER MAY BE IMPOSSIBLE TO ASCERTAIN AND THAT THE EARNEST MONEY CONSTITUTES A FAIR AND REASONABLE AMOUNT OF DAMAGES IN THE CIRCUMSTANCES AND IS NOT A PENALTY. NOTHING HEREIN CONTAINED SHALL LIMIT THE RIGHTS OR OBLIGATIONS OF THE PARTIES WITH RESPECT TO A DEFAULT UNDER THIS AGREEMENT OCCURRING AFTER THE CLOSING DATE, AND IN SUCH CASE THE PARTIES SHALL HAVE ALL RIGHTS AND REMEDIES AVAILABLE AT LAW, IN EQUITY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SPECIFIC PERFORMANCE, SUBJECT TO THE CONDITIONS AND LIMITATIONS HEREIN SET FORTH, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SECTION 6(b) HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE ENTITLED TO RECEIVE SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES UNDER THIS AGREEMENT OR OTHER DOCUMENTS DELIVERED IN CONNECTION HEREWITH.
     11. Damage. If, prior to the Closing Date, all or any part of the Improvements are substantially damaged by fire or other casualty, Seller shall promptly give notice to Purchaser of such fact. Thereafter, at Purchaser’s option (to be exercised by Purchaser’s written notice to Seller given within thirty (30) days after Seller’s initial notice to Purchaser), this Agreement shall terminate with respect to the Subject Property. In the event of any such termination of this Agreement, the Earnest Money shall be returned to Purchaser and thereafter neither party will have any further obligations under this Agreement (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination), that Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination including, without limitation, a quit claim deed. If Purchaser fails to elect to terminate this Agreement (in the manner provided in this Section 11) despite such damage, or if the Improvements are damaged but not substantially, Seller shall promptly commence to repair such damage or destruction and to return the damaged Improvements to substantially their condition prior to such damage. If such damage shall be completely repaired prior to the Closing Date, then there shall be no reduction in the Purchase Price, and Seller shall retain the proceeds of all insurance related to such damage. If such damage shall not be completely repaired prior to the Closing Date, but Seller is diligently proceeding to repair, then Seller shall complete the repair after the Closing Date and shall be entitled to receive the proceeds of all insurance related to such damage; provided, however, that Purchaser shall have the right to delay the Closing Date until repair is completed. For purposes of this Section 11, the phrase “substantially damaged” means damage that gives rise to the ability of the Tenant(s) leasing at least fifty percent (50%) of the rentable square feet in the Subject Property (in the aggregate) to terminate such Tenants’ Lease(s) pursuant to the terms and conditions of such Lease(s) and such Tenant(s) actually terminate such Lease(s).
     12. Condemnation. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any substantial part of the Subject Property, Seller shall immediately give notice to Purchaser of such fact and, at Purchaser’s option (to be exercised within fifteen (15) days after Seller’s notice), this Agreement shall terminate with respect to the Subject Property. In the event of any such termination, the Earnest Money shall be returned to Purchaser and thereafter neither party will have further obligations under this Agreement (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination), except that Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination including, without limitation, a quit claim deed.

If Purchaser fails to elect to terminate this Agreement in the manner provided in this Section 12, then there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser at the Closing Date all of Seller’s right, title and interest in and to any award made or to be made in the condemnation proceedings. Prior to the Closing Date, Seller shall not designate counsel, appear in, or otherwise act with respect to the condemnation proceedings without Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if any action is necessary with respect to such proceeding to avoid any forfeiture or material prejudice, Seller shall be entitled to take such action as and to the extent necessary without obtaining Purchaser’s prior written consent. For purposes of this Section, the words “substantial part” means that the portion of the Subject Property to be so taken gives rise to the ability of the Tenant(s) leasing at least fifty percent (50%) of the rentable square feet in the Subject Property (in the aggregate) to terminate such Tenants’ Lease(s) pursuant to the terms and conditions of such Lease(s) and such Tenant(s) actually terminate such Lease(s).
     13. Broker’s Commissions. Seller represents to Purchaser that insofar as Seller knows, no third party broker or finder has been engaged or consulted by Seller or is entitled to compensation or commission in connection herewith, other than Grubb and Ellis (“Seller’s Broker”). Seller shall be responsible to pay commissions due to Seller’s Broker in connection with the sale contemplated by this Agreement. Seller shall defend, indemnify and hold harmless Purchaser from and against any and all claims of brokers, finders of any like third party claiming any right to commission or compensation by or through acts of Seller in connection herewith. Purchaser represents and warrants to Seller that insofar as Purchaser knows, no third party broker or finder has been engaged or consulted by Purchaser or is entitled to compensation or commission in connection herewith. Purchaser shall defend, indemnify and hold harmless Seller from and against any and all claims of brokers, finders or any like party claiming any right to commission or compensation by or through acts of Purchaser in connection herewith. The indemnity obligations hereunder shall include all damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from and related to matters being indemnified hereunder, and shall survive Closing and execution and delivery of the Deed; provided, however, the total liability of Seller with respect to the foregoing indemnity obligation shall be subject to the conditions and limitations set forth in Section 6(d) hereof.
     14. Environmental Disclosure. Certain federal laws and state laws, including without limitation the Comprehensive Environmental Response Compensation & Liability Act of 1980 (CERCLA), 42 U.S.C. Section 9601 et seq., require sellers of certain real estate to disclose the existence of hazardous substances located on or beneath the property being transferred. To satisfy such obligations under any and all applicable laws, ordinance, rules and regulations, Seller hereby discloses that the Real Property contains or contained such hazardous materials (if any) as described in the environmental reports listed on Exhibit J attached hereto and made a part hereof (the “Reports”). Seller shall deliver the Reports to Purchaser within three (3) business days following the execution of this Agreement, and Purchaser shall acknowledge receipt of the Reports. Purchaser acknowledges and agrees that the Reports are provided by Seller for informational purposes only and that Seller makes no representations or warranties as to the accuracy or completeness of the Reports. Purchaser will conduct its own investigations and studies of the Subject Property as it deems necessary or appropriate in order to determine the presence or absence of hazardous materials on or within the Subject Property. Purchaser hereby (a) agrees that Purchaser is relying solely on its own investigation, if any, of the Subject Property covering the effect of any hazardous materials that may be on about or within the Subject Property, whether disclosed by such investigations or not (collectively, the “Hazardous Materials Effect”) and (b) assumes the risk of any and all liabilities, claims, demands, suits, judgments, losses, damages, expenses (including, without limitation, attorney’s fees) and other obligations arising out of or incurred in connection with the Hazardous Materials Effect, if any.

     15. Assignment. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller; provided, however, Purchaser may assign its rights under this Agreement to (i) Columbia Equity Trust, Inc. (the “REIT”), (ii) Columbia Equity, L.P. (the “OP”), or (iii) any trust, corporation, partnership or limited liability company controlling, controlled by or under common control with Purchaser, the REIT or the OP. For purposes hereof, “control” shall mean ownership (directly or indirectly) of 51% or more of the voting or comparable ownership interest of any such trust, corporation, partnership or limited liability company. Any assignment shall be subject to all the provisions, terms, covenants and conditions of this Agreement and the assignor shall, in any event, continue to be and remain liable under this Agreement, as it may be amended from time to time, as a principal and not as a surety, without notice to such assignor. Any such assignment and assumption shall be evidenced by a written agreement in form and substance reasonably acceptable to Seller.
     16. [Intentionally Omitted].
     17. Catastrophic Environmental Event. If, after the Contingency Date and prior to the Closing Date, any Catastrophic Environmental Event (as defined below) occurs with respect to the Subject Property, Seller shall give notice to Purchaser of such fact promptly after Seller becomes aware of such occurrence. Thereafter, at Purchaser’s option (to be exercised by Purchaser’s written notice to Seller given within thirty (30) days after Seller’s initial notice to Purchaser), this Agreement shall terminate. In the event of any such termination of this Agreement, neither party will have any further obligations under this Agreement (other than the Surviving Indemnity Obligations, which obligations shall survive any such termination), except that Purchaser shall, at the request of Seller, execute any document reasonably requested by Seller to evidence such termination including, without limitation, a quit claim deed. If Purchaser fails to elect to terminate this Agreement in the manner provided in this Section 17, then there shall be no reduction in the Purchase Price, and the parties shall proceed to Closing upon the terms and conditions of this Agreement. For purposes of this Section 17, the phrase “Catastrophic Environmental Event” means an adverse environmental event on the Subject Property resulting in a violation of applicable environmental laws requiring cleanup. Notwithstanding the foregoing, an adverse environmental event shall not be a Catastrophic Environmental Event if a “no further action” letter addressed to Seller or a “no association” letter addressed to Purchaser, or their equivalents, has been received from the relevant governmental authorities prior to Closing.
     18. Notices. Any notice or other communication in connection with this Agreement shall be in writing and shall be sent by nationally recognized overnight courier guaranteed next business day delivery, by telecopy or facsimile transmission (provided that such notice sent by facsimile is also sent via nationally recognized overnight courier for guaranteed next business day delivery), or by personal delivery, properly addressed as follows:

If to Seller:	PARK PLAZA PARTNERS, L.L.C.
10350 Bren Road West
Minnetonka, MN 55343
Attn: Vice President, Asset Management
Facsimile No.: (952) 656-4750

With a copy to:	Opus L.L.C.
10350 Bren Road West
Minnetonka, MN 55343
Attn: Legal Department
Facsimile No.: (952) 656-4755

And a copy to:	Briggs and Morgan, Professional Association

2200 IDS Center
Minneapolis, MN 55402
Attn: Charles R. Haynor, Esq.
Facsimile No. (612) 977-8650

If to Purchaser:	Columbia Equity Trust, Inc.
1750 H Street, NW, Suite 500
Washington, D.C. 20006
Attn: Oliver T. Carr, III
Facsimile No.: (202) 303-3078

With a copy to:	Hunton &Williams LLP
1900 K Street, NW
Washington, D.C. 20006-1109
Attn: John M. Ratino, Esq.
Facsimile No.: (202) 828-3779
All notices shall be deemed given one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or by telecopy or facsimile transmission (with proof of transmission). Attorneys for each party shall be authorized to give notices for each such party. Notwithstanding anything herein to the contrary, in the event any notice is required hereunder within a period of less than three (3) business days, such notice shall be given by facsimile transmission, personal delivery or overnight courier, all as provided above. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.
     19. Captions. The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.
     20. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein contained, and all prior negotiations, discussions, writings and agreements between the parties with respect to the subject matter herein contained are superseded and of no further force and effect. No covenant, term or condition of this Agreement shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party charged with such waiver.
     21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     22. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.
     23. Severability. The unenforceability or invalidity of any provisions hereof shall not render any other provision herein contained unenforceable or invalid.

     24. “As Is” Sale. PURCHASER ACKNOWLEDGES THAT EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT (A) NEITHER SELLER, OWNER, NOR ANY PRINCIPAL, AGENT, ATTORNEY, EMPLOYEE, BROKER, OR OTHER REPRESENTATIVE OF SELLER OR OWNER, HAS MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT PROPERTY OR ANY MATTER RELATED THERETO, AND (B) PURCHASER IS NOT RELYING ON ANY WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE SUBJECT PROPERTY, AND THAT PURCHASER IS ACQUIRING THE SUBJECT PROPERTY IN ITS “AS-IS” CONDITION WITH ALL FAULTS, AND (C) PURCHASER RELEASES SELLER AND OWNER FROM ANY CLAIMS, DAMAGES OR LIABILITIES RELATING TO THE CONDITION OF THE SUBJECT PROPERTY. IN PARTICULAR, BUT WITHOUT LIMITATION, EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT, NEITHER SELLER NOR OWNER MAKE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE USE, CONDITION, OCCUPATION OR MANAGEMENT OF THE SUBJECT PROPERTY, COMPLIANCE OF THE SUBJECT PROPERTY WITH APPLICABLE STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS OR COMPLIANCE OF THE SUBJECT PROPERTY WITH COVENANTS, CONDITIONS, AND RESTRICTIONS, WHETHER OR NOT OF RECORD. PURCHASER’S WAIVERS APPLY TO ALL CLAIMS OF ANY NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ABSOLUTE OR CONTINGENT, AND WHETHER OR NOT DISCOVERABLE BY PURCHASER, THAT PURCHASER NOW HOLDS OR MAY HOLD AT ANY TIME IN THE FUTURE.
     25. Indemnification for Lease Claims. Seller will indemnify, defend and hold harmless Purchaser from any and all liabilities, claims, damages, costs or expenses (including reasonable attorneys’ fees) arising from claims by Tenants under the Leases as a result of any obligations and duties of the landlord thereunder arising prior to the Closing Date, except for claims relating to the physical condition of the Subject Property or any Hazardous Materials Effect. Purchaser will indemnify, defend and hold harmless Seller from any and all liabilities, claims, damages, costs or expenses (including reasonable attorneys’ fees) arising from claims by Tenants under the Leases as a result of any obligations and duties of landlord thereunder arising on or after the Closing Date. The indemnification obligations contained in this Section 25 shall survive Closing.
     26. Time of Essence. Time is of the essence of this Agreement.
     27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     28. Interpretation. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     29. Return of Documents; Confidentiality; Exclusivity. In the event that this Agreement is terminated or cancelled without Purchaser acquiring the Membership Units pursuant to the terms hereof, Purchaser shall, within five (5) business days thereafter, deliver to Seller all due diligence materials delivered by Seller or Owner to Purchaser. Prior to the Closing, Purchaser agrees not to disclose any due diligence materials to third parties, except that Purchaser may disclose such information to (i) those employed or engaged by Purchaser in connection with Purchaser’s due diligence investigations, (ii) to Purchaser’s attorneys, potential lenders, title and escrow officers and others involved in connection with the transactions described in this Agreement, (iii) to Purchaser’s directors, officers, shareholders, partners, subsidiaries and other affiliates, (iv) to the extent required by law (including disclosure by the REIT, as determined in Purchaser’s sole discretion, in any registration statement or other filing with the U.S. Securities and Exchange Commission), subpoena or court order. Purchaser shall indemnify, defend and hold Seller and Owner harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorney’s fees) asserted against or incurred by Seller or Owner as a result of any violation of, or failure to comply with this Section 29.

Seller agrees that during the continuance of this Agreement, Seller shall not offer the Membership Units nor permit Owner to offer the Subject Property (or any interest therein) for sale or lease, except for lease of office or industrial space and license, of parking spaces in the ordinary course of business, to any other party, or negotiate, solicit or entertain any offers to purchase or lease the Subject Property (or any interest therein) other than lease of office or industrial space in the ordinary course of business The obligations in this Section 29 shall survive Closing or termination of this Agreement.
     30. Attorneys’ Fees. If either party commences an action against the other to enforce this Agreement or because of the breach by either party of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorney fees, costs, and expenses (including expert fees and costs) incurred in connection with the prosecution or defense of such action, including any appeal, in addition to all other relief.
     31. Schedule and Exhibits. The following schedule and exhibits are made a part hereof, with the same force and effect as if specifically set forth herein:

Exhibit A	-	Legal Description
Exhibit B	-	Schedule of Leases
Exhibit B-1	-	Outstanding Broker Commissions
Exhibit C	-	Schedule of Permits
Exhibit D	-	Schedule of Service Contracts
Exhibit E	-	Schedule of Warranties
Exhibit F	-	Form of Earnest Money Escrow Agreement
Exhibit G	-	Intentionally Omitted
Exhibit H	-	Owner Disclosure Schedule
Exhibit I	-	Form of Tenant Estoppel Certificate
Exhibit I-1		Form of Ground Lease Estoppel
Exhibit J	-	List of Environmental Reports
Exhibit K	-	Additional Information
Exhibit L	-	Tenant Notice
[Signature Pages Follow]

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.

SELLER:

PARK PLAZA PARTNERS, L.L.C., a Delaware limited liability company

By: /s/ Luz Campa
Name: Luz Campa
Its: Vice President
     Opus East, L.L.C., a Delaware limited liabilty company (“Company”) hereby joins this Agreement for the sole purpose of agreeing to perform, and to be jointly and severally liable for the performance of, Sellers’ obligations under the Warranty set forth in Section 6(b) of this Agreement, provided that in no event shall Company’s total liability under this joinder paragraph exceed One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) in the aggregate for a breach or breaches of the representations in Sections 5(a)-(i), (q)-(t), (v) and (w) set forth herein, which liability limit shall survive Closing .

OPUS EAST, L.L.C., a Delaware limited liability company

By: /s/ Luz Campa
Name: Luz Campa
Its: Vice President
[Signature Page to Purchase Agreement (Park Plaza II)]

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.

PURCHASER:

COLUMBIA EQUITY TRUST, INC., a Maryland corporation

By: /s/ Oliver T. Carr, III
Name: Oliver T. Carr, III Title: Chief Executive Officer
[Signature Page to Purchase Agreement (Park Plaza II)]

Exhibit A
Legal Description
All that lot or parcel of land lying and being in Montgomery County, Maryland and being more particularly described as follows:
Being a portion of Lot 3 as shown on a plat entitled “Plat of Street Dedication, Gaither Road, thru part of Lot 3, DANAC Technological Park” recorded in Plat Book 154 as Plat 17491 among the Land Records of Montgomery County, Maryland, and being more particularly described as follows:
Beginning for the same at a point marking the easterly common corner with Lot 4, DANAC Technological Park, recorded in Plat Book 82 as Plat 8444 among the aforesaid Land Records, said point also marking the easterly end of the South 61 degrees 32' 29" East 581.24 foot line of said plat (PB 154 P 17491), thence running with the outline of said Lot 3, the following three (3) courses and distances:
1.)	South 18 degrees 34' 33" West, 74.65 feet to a point, thence

2.)	North 53 degrees 30' 24" East, 109.51 feet to a point, thence

3.)	South 12 degrees 56' 57" East, 204.93 feet to a point, thence departing said outline of Lot 3 and running so as to cross and include a portion of Lot 3, the following fourteen (14) courses and distances

4.)	South 78 degrees 09' 19" West, 75.05 feet to a point, thence

5.)	South 77 degrees 15' 26" West, 27.10 feet to a point, thence

6.)	South 77 degrees 30' 09" West, 55.04 feet to a point, thence

7.)	South 13 degrees 00' 59" East, 101.26 feet to a point, thence

8.)	South 19 degrees 12' 21" West, 3.04 feet to a point, thence

9.)	North 61 degrees 31' 41" West, 151.69 feet to a point, thence

10.)	South 27 degrees 26' 55" West, 18.84 feet to a point, thence

11.)	North 61 degrees 20' 53" West, 154.88 feet to a point, thence

12.)	North 61 degrees 53' 10" West, 73.61 feet to a point, thence

13.)	North 28 degrees 28' 21" East, 233.07 feet to a point, thence

14.)	North 61 degrees 32' 37" West, 309.21 feet to a point, thence

15.)	North 30 degrees 11' 27" East, 136.08 feet to a point, thence

16.)	South 61 degrees 32' 29" East, 407.29 feet to a point, thence

17.)	North 72 degrees 34' 53" East, 103.09 feet to the point of beginning containing 173,990 square feet or 3.99426 acres of land, more or less.
Together with easements described in Ownership Plat Declaration of Covenants, Easements and Restrictions recorded in Liber 18709 at folio 734 and Declaration of Covenants, Conditions and Restrictions recorded in Liber 19098 19098 at folio 74.

A-1

Exhibit B
Schedule of Leases
1.	Multi-tenant Office Lease Agreement dated August 20, 2001 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and SI International, Inc., a Delaware corporation, as tenant.

2.	Multi-tenant Office Lease Agreement dated October 25, 2001 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Proxy Monitor Services, Inc., d/b/a Institutional Shareholder Services, a Delaware corporation, as tenant.

Commencement Date Memorandum dated August 7, 2002 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Proxy Monitor Services, Inc., and Institutional Shareholder Services, a Delaware corporation, formerly known as Proxy Monitor Services, Inc., as tenant.

First Amendment to Multitenant Office Lease dated September 24, 2003 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Institutional Shareholder Services, Inc., a Delaware corporation, as tenant.

Supplemental Commencement Date Memorandum dated December 3, 2003 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Institutional Shareholder Services, Inc., a Delaware corporation, as tenant.

3.	Multi-tenant Office Lease Agreement dated December 10, 2001 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Opus East, L.L.C., a Delaware limited liability company, as tenant.

First Amendment to Multitenant Office Lease dated December 15, 2004 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Opus East, L.L.C., a Delaware limited liability company, as tenant.

4.	Multi-tenant Office Lease Agreement dated April 22, 2003 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Steben & Company, Inc., a Maryland corporation, as tenant.

Commencement Date Memorandum dated July 28, 2003 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Steben & Company, Inc., a Maryland corporation, as tenant.

First Amendment to Multitenant Office Lease dated February 28, 2005 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Steben & Company, Inc., a Maryland corporation, as tenant.

B-1

Amended and Restated First Amendment to Multitenant Office Lease dated March 15, 2005 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Steben & Company, Inc., a Maryland corporation, as tenant, which amends and restates in its entirety that certain First Amendment to Multitenant Office Lease dated February 28, 2005 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Steben & Company, Inc., a Maryland corporation, as tenant.

5.	Multi-tenant Office Lease Agreement dated January 9, 2004 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Metrix Technologies, Inc., a Maryland corporation, as tenant.

Commencement Date Memorandum dated March 12, 2004 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Metrix Technologies, Inc., a Maryland corporation, as tenant.

6.	Multi-tenant Office Lease Agreement dated December 13, 2004 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Wealth Strategies Group, Inc., a Maryland corporation, as tenant.

Commencement Date Memorandum dated June 13, 2005 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Wealth Strategies Group, Inc., a Maryland corporation, as tenant.

7.	Multi-tenant Office Lease Agreement dated March 10, 2005 by and between Park Plaza II, L.L.C., a Delaware limited liability company, as landlord, and Interwoven, Inc., a Delaware corporation, as tenant.

B-2

Exhibit B-1
Outstanding Broker Commissions (Leases)
NONE.

B-1-1

Exhibit C
Schedule of Permits

C-1

Exhibit D
Schedule of Service Contracts
1.	Common Area Property Management Agreement dated 12/20/2001 between Estate of James Campbell, Deceased, Owner and Insignia/ESG, Inc.

2.	See attached list of vendors for additional Service Contracts.

D-1

Exhibit E
Schedule of Warranties
See attached

E-1

Exhibit F
Earnest Money Escrow Agreement
     THIS EARNEST MONEY ESCROW AGREEMENT (“Agreement”) is made as of                           , 2005, by and among PARK PLAZA PARTNERS, L.L.C., a Delaware limited liability company (“Seller”), COLUMBIA EQUITY TRUST, INC., a Maryland corporation (“Purchaser”), and CHICAGO TITLE INSURANCE COMPANY, a                      corporation (“Escrow Agent”).
RECITALS:
     A. By that certain Membership Units Purchase Agreement dated as of August ___, 2005 (“Purchase Agreement”), between Seller and Purchaser, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller all the membership interests in Park Plaza II, L.L.C., a Delaware limited liability company (“Owner”), upon and subject to the terms and provisions set forth in the Purchase Agreement. Pursuant to the terms and provisions of the Purchase Agreement, Purchaser has agreed to deposit into escrow with Escrow Agent the sum in cash of $200,000 earnest money as Initial Earnest Money (as defined therein) and the sum in cash of $300,000 earnest money as Additional Earnest Money (as defined therein) (together with the interest thereon less any investment fees related thereto, the Initial Earnest Money and Additional Earnest Money shall be referred to as the “Earnest Money”), to be held, invested and disbursed by Escrow Agent in accordance with the terms and conditions of this Agreement.
     B. Escrow Agent has agreed to act as escrow agent to hold, administer, invest and disburse the Earnest Money on the terms and conditions herein set forth.
     C. Unless otherwise provided herein, all capitalized words and terms used herein shall have the same meanings ascribed to such words and terms as in the Purchase Agreement.
AGREEMENTS:
     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     32. Escrow Agent shall notify Seller and Purchaser in writing upon Escrow Agent’s receipt of either the Earnest Money or the Additional Earnest Money promptly upon Escrow Agent’s receipt of the same.
     33. Escrow Agent shall hold, administer and disburse the Earnest Money pursuant to this Agreement. Escrow Agent, in accordance with written instructions to it from time to time from Purchaser, shall invest, and from time to time reinvest, the Earnest Money as so instructed by Purchaser.
     34. Purchaser’s Tax Identification Number is                     .
     35. Escrow Agent shall not be responsible for any penalties or loss of interest or any delays in withdrawing funds which may be incurred upon withdrawal of the Earnest Money in accordance with instructions given hereunder except to the extent attributable to Escrow Agent’s negligence.

     36. (a) Upon not less than five (5) business days’ prior written notice executed by Seller and delivered to both Purchaser and Escrow Agent in accordance with Section 7 below, asserting that Seller is entitled to retain the Earnest Money pursuant to the terms of the Purchase Agreement, Escrow Agent shall deliver the Earnest Money to Seller; provided, however, that if Purchaser shall, within said 5 business day period, deliver to Seller and Escrow Agent a written notice that it disputes Seller’s claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court, decree or judgment in a proceeding in which Purchaser and Seller are parties, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.
     (b) Upon not less than five (5) business days’ prior written notice executed by Purchaser and delivered to Seller and Escrow Agent in accordance with Section 7 below, asserting that Purchaser is entitled to the return of the Earnest Money pursuant to the terms of the Purchase Agreement, Escrow Agent shall deliver the Earnest Money to Purchaser; provided, however, that if Seller shall, within said 5 business day period, deliver to Purchaser and Escrow Agent a written notice that it disputes Purchaser’s claim or right to receive back the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment in which Purchaser and Seller are parties, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.
     (c) Subject to the foregoing, this Agreement shall at all times be subject to the joint order of Seller and Purchaser and upon such joint order Escrow Agent shall deliver the Earnest Money as instructed by such joint order.
     37. Seller and Purchaser shall each be responsible for payment of one-half of any escrow fee hereunder. Purchaser shall be responsible for payment of any investment fee.
     38. Any notice or other communication in connection with this Agreement shall be in writing and shall be sent by United States Certified Mail, return receipt requested, postage prepaid, by nationally recognized overnight courier guarantee next day delivery, by telecopy, or by personal delivery, properly addressed as follows:

If to Seller:	Park Plaza Partners, L.L.C.
10350 Bren Road West
Minnetonka, MN 55343
Attn: Vice President, Asset Management
Facsimile No.: (952) 656-4750

With a copy to:	Opus, L.L.C.
10350 Bren Road West
Minnetonka, Minnesota 55343
Attn: Legal Department
Facsimile No.: (952) 656-4750

And a copy to:	Briggs and Morgan, P.A.
2200 IDS Center
Minneapolis, MN 55402
Attn: Charles R. Haynor
Facsimile No.: (612) 977-8650

If to Purchaser:	Columbia Equity Trust, Inc.
1750 H Street, NW, Suite 500
Washington, D.C. 20006
Attn: Oliver T. Carr, III
Facsimile No.: (202) 303-3078

With a copy to:	Hunton &Williams LLP
1900 K Street, NW
Washington, D.C. 20006-1109
Attn: John M. Ratino, Esq.
Facsimile No.: (202) 828-3779

If to Escrow Agent:	Chicago Title Insurance Company
1129 20th Street N.W.
Suite 300
Washington, D.C. 20036
Attn:
Facsimile No.: ( ) -
     All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or telecopy (with proof of transmission). Attorneys for each party shall be authorized to give notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.
     39. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Purchase Agreement.
     40. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. In the event that any provision hereof shall be deemed illegal or unenforceable, said provision shall be severed herefrom and the remainder of this Agreement shall be enforced in accordance with the intentions of the parties as herein expressed.
     41. This Agreement may not be amended or altered except by an instrument in writing executed by all the parties hereto.
     42. Except as to deposits of funds for which Escrow Agent has received express written direction concerning investment or other handling, the parties hereto agree that the Escrow Agent shall invest the Earnest Money in Escrow Agent’s customary money market account; provided, however, nothing herein shall diminish Escrow Agent’s obligation to apply the full amount of the deposit together with interest thereon in accordance with the terms of these escrow trust instructions.
     43. If any party shall bring suit against the other to enforce the terms of this Agreement, the losing party shall pay to the prevailing party the prevailing party’s costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in enforcing this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

SELLER:

PARK PLAZA PARTNERS, L.L.C., a Delaware limited liability company

By:
Name:
Its:

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

PURCHASER:

COLUMBIA EQUITY TRUST, INC., A Maryland corporation

By:
Name:
Title:

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY, a California corporation

By:
Name:
Its:

Exhibit G
Intentionally Omitted

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Exhibit H
Owner Disclosure Schedule
1.	Amendments to Owner’s organizational documents (See Section 5(k) of Purchase Agreement)
None
2.	Additional financial statement disclosure items since date of Financial Statements (See Sections 5(n) and 5(o) of Purchase Agreements)
None
3.	Compliance with Legal Requirements (See Sections 5(p) of Purchase Agreement)
None
4.	Litigation (See Section 5(t) of Purchase Agreement)
None
5.	Tax Matters (See Section 5(u) of Purchase Agreement)
Real Estate Taxes to Montgomery County, MD
Annual Filing Fee to the State of Delaware
6.	Insurance (See Section 5(x) of Purchase Agreement)
See attached certificates.

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Exhibit I
Form of Tenant Estoppel Certificate
Tenant’s Estoppel Certificate
August                     , 2005
Columbia Equity Trust, Inc. (“Purchaser”)
1750 H Street, NW
Suite 500
Washington, D.C. 20006

Re:	Park Plaza II
Address: 2099 Gaither Road, Rockville, MD
Ladies and Gentlemen:
     It is our understanding that Park Plaza Partners, L.L.C., a Delaware limited liability company (“Seller”) proposes to transfer all of the membership interests owned by it in Park Plaza II, L.L.C. (“PPII”) to Purchaser. As a condition precedent of Purchaser acquiring and Seller transferring the membership interests, Seller, Purchaser, and PPII have required this certification of the undersigned.
     The undersigned, as Tenant, under that certain                     , dated                     , 20     , made with PPII, as Landlord, (as amended by                     ,dated                           , 200     , the “Lease”), hereby ratifies the Lease and certifies that:
1.	The current annual Basic Rent payable pursuant to the terms of the Lease is $ per annum; and further, additional rental pursuant to the Lease is payable as follows: Tenant pays its pro-rata share of Excess Expenses in excess of the Expense Stop of $ ; and

2.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way except as noted above; and

3.	A true and correct copy of the Lease is attached hereto as Exhibit A. The Lease represents the entire agreement between the parties as to the leasing of the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease; and

4.	On this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of the Lease by Landlord; and

5.	No rental has been paid in advance and no security (except the security deposit in the amount of $ ) has been deposited with Landlord; and

6.	The total rentable floor area of the Premises is square feet, subject to adjustment as set forth in Section of the Lease; and

7.	On this date there are no existing breaches or defaults by Landlord or Tenant under the Leases that are known to Tenant; and

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8.	The term of the Lease commenced on . The Rent Commencement Date under the Lease was . The Lease will terminate on . The Tenant has no option to purchase all or any part of the Property or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease. The Lease provides for extension option; and

9.	Tenant has accepted possession of the Premises and there are no outstanding Landlord obligations to perform tenant improvements.

10.	Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”): .

11.	All monthly installments of Basic Rent and Excess Expenses have been paid when due through , 2005. The current monthly installment of Basic Rent is $ and the current monthly installment of Excess Expenses is $ .

12.	Tenant’s current address for notice under the Lease is: .
           Tenant acknowledges that this certificate may be delivered to Purchaser and its successors and assigns, and acknowledges that such persons and any prospective lender will be relying upon the statements contained herein in disbursing loan advances or making a new loan secured by the Premises and that receipt of this certificate by lenders and Purchaser is a condition of disbursing loan advances or making such loan or acquiring the Premises, respectively. Without limitation, any entity formed by Purchaser to purchase the Property may rely upon this Certificate.
           IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the       day of                     , 2005.

, Tenant

By

Its

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Exhibit A to Tenant’s Estoppel
Lease

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EXHIBIT I-1
Form of Ground Lease Estoppel
Landlord Estoppel Certificate
Columbia Equity Trust, Inc., (together with its
successors and assigns “Purchaser”)
1750 H Street, NW
Suite 500
Washington, D.C. 20006

Re:	Name of Subject Property: Park Plaza II (the “Property”)
Address: 2099 Gaither Road, Rockville, MD
Ladies and Gentlemen:
     It is our understanding that Park Plaza Partners, L.L.C., a Delaware limited liability company (“Seller”) proposes to transfer all of the membership interests owned by it in Park Plaza II, L.L.C. (“PPII”) to Purchaser. PPII owns the above referenced property. As a condition precedent of Purchaser acquiring and Seller transferring the membership interests, Seller, Purchaser, and PPII have required this certification of the undersigned.
     The undersigned, as Landlord, under that certain Ground Lease, dated August 10, 2000, made with PPII, as Tenant, as amended by that certain First Amendment to Ground Lease dated as of May 1, 2001 by and between Landlord and PPII, and as described in that certain Memorandum of Lease dated August 10, 2000, recorded February 2, 2001 in Liber 18755 at Folio 214, as amended by that certain First Amendment to Memorandum of Lease dated May 1, 2001, recorded May 2, 2001 in Liber 19098 at Folio 109, Clerk’s Office Montgomery County, Maryland (collectively, the “Lease”), hereby ratifies the Lease and certifies that:
1.	The current annual Rent payable pursuant to the terms of said lease is $ per annum; and

2.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as noted above; and

3.	A true and correct copy of the Lease is attached hereto as Exhibit A. The Lease represents the entire agreement between the parties as to the leasing of the premises. All capitalized terms used herein but not defined shall be given the meaning assigned such terms in the Lease; and

4.	On this date there are no existing breaches or defaults by Landlord or Tenant under the Lease that are known to Landlord (based solely upon its customary internal investigation with respect to similar requests and without waiving any such default of Tenant should it learn, subsequent to its execution hereof, that the Tenant was then in default); and

5.	The term of the Lease commenced on August 10, 2000 and will terminate on August 9, 2006. The Lease has 14 five year extension options; and

6.	Landlord has been given the first offer to purchase the Property in accordance with Section 36 of the Lease (“First Offer”) and Landlord has unequivocally and unconditionally rejected the First Offer as more particularly set forth in the Letter attached hereto as Exhibit B. Pursuant to subsection (g) of Section 36, Section 36 has automatically terminated but notwithstanding the foregoing, such Section 36(g) shall not be terminated if the closing does not occur within one hundred eighty (180) days of the First Offer (or second offer if applicable) as further described in Section 36(g); and

7.	All monthly installments of Rent have been paid through , 2005

8.	Landlord’s current address for notice under the Leases is:
The Estate of James Campbell
425 California Street
Suite 1000
San Francisco, CA 94104-2112
Attention: Executive Vice President
Real Estate Investment Management
With a copy to:
Arnold & Porter LLP
555-12th Street N.W.
Washington, D.C. 20004
Attention: Jennifer S. Perkins, Esq.
Landlord acknowledges that this certificate may be delivered to Purchaser and its successors and assigns, and acknowledges that such persons and any prospective lender will be relying upon the statements contained herein in disbursing loan advances or making a new loan secured by the Property and that receipt of this certificate by any such lender(s) and Purchaser is a condition of disbursing loan advances or making such loan or acquiring the membership interests, respectively. Without limitation, any entity formed by Purchaser to purchase the membership interests may rely upon this Certificate.
IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the       day of                     , 2005.
[Signatures follow on next page]

THE TRUSTEES UNDER THE WILL
AND OF THE ESTATE OF JAMES
CAMPBELL, DECEASED,
acting in their fiduciary and not in their
individual capacities

By
Name:	C. R. Churchill

By
Name:	D. A. Heenan

By
Name:	Richard W. Gushman, II

By
Name:	Ronald J. Zlatoper

Exhibit A to Landlord Estoppel
Lease

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Exhibit B to Ground Lease Estoppel
Park Plaza II, L.L.C.
10350 Bren Road West
Minnetonka, MN 55343
Attention: President
Columbia Equity Trust, Inc.
1750 H Street NW
Suite 500
Washington, D.C. 20006
Attention: Oliver T. Carr, III
President

Re:	Ground Lease (Park Plaza II) dated as of August 10, 2000 (the “Ground Lease”) by and between The Trustees Under the Will and of the Estate of James Campbell Deceased (“Landlord”) and Park Plaza II, L.L.C., a Delaware limited liability company (“Tenant”), as amended by First Amendment To Ground Lease dated as of May 1, 2001 by and between Landlord and Tenant (as amended, the “Ground Lease”)
Gentlemen:
     Landlord and Tenant are parties to the above-referenced Ground Lease. All capitalized terms not otherwise defined in this letter shall have the meanings assigned said terms in the Ground Lease. This will confirm and acknowledge the following:
     1. In accordance with Section 36 of the Ground Lease, Tenant has offered to sell Tenant’s Property to Landlord in writing upon the terms and conditions substantially identical to those set forth in that certain letter of intent dated June 16, 2005 from Carr Capital Corporation (together with its subsidiaries and affiliates, “Purchaser”) to Mr. Eric Berkman, Senior Vice President, Grubb & Ellis, and said offer by Tenant to Landlord constituted the First Offer under the terms of the Ground Lease.
     2. The Landlord has unequivocally and unconditionally rejected the First Offer.
     3. Subject to the provisions of Section 18 of the Ground Lease, the Landlord consents to the transfer by Park Plaza Partners, L.L.C., a Delaware limited liability company (“Seller”) of all of the membership interests in Tenant to Purchaser.
     4. Landlord agrees that Seller, Tenant and Purchaser will be relying on the foregoing in proceeding with and closing the transfer by Seller of all of the membership interests in Tenant to Purchaser.
Dated: _________________, 2005.

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LANDLORD:	THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES
CAMPBELL, DECEASED,
acting in their fiduciary and not in their
individual capacities

By
	Name:	C. R. Churchill

By
	Name:	D. A. Heenan

By
	Name:	Richard W. Gushman, II

By
	Name:	Ronald J. Zlatoper

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EXHIBIT J
List of Environmental Reports

Report	Company	Date	Conclusion

Phase I Environmental Assessment	URS Corporation	7/24/2000	Further investigation - possible contamination from past onsite operations
Phase II Environmental Assessment	URS Corporation	2/6/2001	No evidence of contamination, no further investigation recommended

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EXHIBIT K
Additional Information
Requested Property Data
     1. The most recent ALTA survey for the Property;
     2. All executed leases (and amendments thereto) (the “Leases”) regarding all space occupied by tenants at the Property (the “Tenants”);
     3. Copies of the tax and utility bills for the Property for calendar years 2003, 2004, and 2005;
     4. Operating statements (including operating expense information) prepared by the property manager for the calendar years 2003, 2004 and 2005 YTD;
     5. The most recent environmental site assessment report;
     6. Construction and Design Documents: Base Building Documents (plans and specifications) plus any revisions Tenant Improvement Plans Public Space Finish Specifications (if different from Base Building Plans) Close out Manual for each TI project CADD drawings on disk, documentation and plans for any subsequent renovations to the base building;
     7. Property Management: Control system plans as built and instructions Mechanical operation and maintenance logs in Sellers possession;
     8. Copies of all warranties and warranty information;
     9. Certificate of occupancy/non-Residential Use Permits for the Property and all Tenant space therein;
     10. Seller’s proposed operating budget for the Property for 2005;
     11. A current rent roll for the Property in the form currently maintained by Seller ;
     12. List of all security deposits, rent abatements, and Landlord payments to the Tenants (including but not limited to tenant improvement allowances and architectural fees for test fits);
     13. Evidence of insurance delivered by the Tenants as required under the Leases;
     14. A list of all Service Agreements including service, maintenance, equipment and/or supply contracts, and amendments thereto;
     15. Copies of any audits of reimbursable expenses reconciliations for 2003, 2004 and 2005;
     16. Month-by-month Account Receivables delinquency/aging report for June 2004 – June 2005; and
     17. Seller’s architect’s schedule and plans to support the rentable square footage and gross building area calculations using the current BOMA method of measurement, to the extent the same is in Seller’s possession.

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EXHIBIT L
Form of Tenant Notice
[Purchaser’s Letterhead]
                                        , 2005

     Re: [Address] (the “Property”)
Dear                     :
Future rental payments with respect to your leased premises in the Property should be made payable to “                                         ” and should be mailed to P.O. Box                     ,                     ,                     -                    . If you prefer, we encourage you to wire transfer your payments using the following instructions:
Please instruct your insurance carrier to provide to us a new Certificate of Insurance listing “                                        , and its managing agent,                                         ” as additional insureds.

Sincerely yours,

OWNER:

PARK PLAZA II, L.L.C.

By:
Name:
Title:

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